UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024 (December 22, 2024)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Company)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 22, 2024, Vivos Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors in connection with a registered direct offering, priced at-the-market under Nasdaq Stock Market rules, to purchase 709,220 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and, in a concurrent private placement (collectively, with the registered direct offering, the “Offering”), warrants (the “Purchase Warrants”) to purchase up to 709,220 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Purchase Warrants, the “Purchase Warrant Shares”). The combined purchase price per Share and Purchase Warrant is $4.935. The Purchase Warrants will be immediately exercisable upon issuance, will expire two years following the issuance date and have an exercise price of $4.81 per share.

The Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), covering the resale of the Purchase Warrant Shares within 30 calendar days following the date of the Purchase Agreement and to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 90 days following the closing of the Offering.

H.C. Wainwright & Co., LLC, pursuant an engagement agreement with the Company, dated May 2, 2024, as amended on August 2, 2024 and December 22, 2024 (as amended, the “Engagement Agreement”), acted as the exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the Engagement Agreement, the Company has agreed to (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering, (ii) pay the Placement Agent a management fee of 1.0% of the aggregate gross proceeds of the Offering, and (iii) reimburse the Placement Agent for certain expenses and legal fees. In addition, upon the exercise of any Purchase Warrants for cash, the Company has agreed to (i) pay the Placement Agent a cash fee equal to 7.0% of the aggregate exercise price paid in cash, (ii) pay the Placement Agent a management fee of 1.0% of the aggregate exercise price paid in cash and (iii) issue to the Placement Agent or its designees warrants to purchase shares of Common Stock representing 7% of the shares of Common Stock underlying the Purchase Warrants that have been exercised.

The Company has also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 49,645 shares of Common Stock (or 7% of the number of Shares sold in the Offering) at an exercise price of $6.1688 per share of Common Stock, exercisable beginning upon issuance until two years following the issuance date.

The gross proceeds to the Company from the Offering are expected to be approximately $3.5 million, before deducting the Placement Agent’s fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Shares will be issued pursuant to an effective shelf registration statement on Form S-3 that was filed with the SEC (File No. 333-262554) on February 7, 2022 and declared effective on February 14, 2022. A prospectus supplement relating to the Shares will be filed with the SEC. The closing of the Offering is expected to take place on December 24, 2024, subject to satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible into shares of Common Stock for a period of 45 days following the closing of the Offering. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one year following the closing of the Offering, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreement, the Purchase Warrant and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Purchase Warrant and the form of Placement Agent Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the issuance of the Purchase Warrants and Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Purchase Warrants and Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Purchase Warrants and Placement Agent Warrants have not been registered under the Securities Act, and are instead being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act.

Item 8.01. Other Events.

On December 23, 2024, the Company issued a press release (the “Press Release”) announcing the pricing of the Offering. A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the Press Release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, including statements related to the completion of the Offering, the satisfaction of customary closing conditions related to the Offering and the intended use of proceeds from the Offering. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Company’s control. Actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that the Company may be unable to implement revenue, sales and marketing strategies that increase revenues, (ii) the risk that some patients may not achieve the desired results from using the Company’s products, (iii) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; (iv) the risk that the Company may be unable to secure additional financings on reasonable terms when needed, if at all or maintain its Nasdaq listing and (v) other risk factors described in the Company’s filings with the SEC. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, any forward-looking statements contained in this Current Report on Form 8-K and the Press Release attached hereto speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Purchase Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP with respect to the Shares
10.1	Form of Purchase Agreement
99.1	Press Release dated December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: December 23, 2024	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer